Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-97771, 333-56027, 33-27086, 2-90488 and 33-44624) of Donaldson Company, Inc. of our report dated August 27, 2004, relating to the financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
August 27, 2004

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